As filed with the Securities and Exchange Commission on January 26, 2000
                         Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NOVELL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                               87-0393339
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)
                               122 EAST 1700 SOUTH
                                 PROVO UT 84606
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          NOVELL, INC. 1991 STOCK PLAN
                            (FULL TITLE OF THE PLAN)
                             DAVID R. BRADFORD, ESQ.
                         SENIOR VICE PRESIDENT, GENERAL
                         COUNSEL AND CORPORATE SECRETARY
                                  NOVELL, INC.
                            1555 NORTH TECHNOLOGY WAY
                                 OREM, UT 84057
                                 (801) 222-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:

                              AARON J. ALTER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                                           (650) 493-9300

                         CALCULATION OF REGISTRATION FEE
========================================= ------------------------- ---------------------- ---------------------- ------------------
                                                                          PROPOSED               PROPOSED
                TITLE OF                           AMOUNT                  MAXIMUM                MAXIMUM             AMOUNT OF
             SECURITIES TO                         TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
             BE REGISTERED                       REGISTERED               PER SHARE           OFFERING PRICE             FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock  $0.10 par value
Upon exercise of options under                   30,003,089(1)         $33.656(2)               $1,009,783,963(2)   $266,582.97(3)
Novell, Inc. 1991 Stock Plan
========================================= ========================= ---------------------- ---------------------- ==================

(1) The remaining 50,275,216 shares reserved for issuance under the Novell, Inc. 1991 Stock Plan were registered under Form S-8 Registration Statements previously filed with the Commission. Specifically, 31,591,818 shares were registered under a Form S-8 Registration Statement filed with the Commission on May 30, 1996 (File No. 333-04775) and 18,683,398 shares were registered under a Form S-8 Registration Statement filed with the Commission on June 5, 1992 (File No. 33-48395). Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating hereto also relates to shares registered under such Form S-8 Registration Statements.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices reported in the Nasdaq National Market System on January 25, 2000, which average was $33.656.
(3) The registration fee is calculated solely on the basis of the additional 30,003,089 shares authorized for issuance under the Novell, Inc. 1991 Stock Plan. Registrant has paid a filing fee for the remaining 50,275,216 shares reserved for issuance under the Novell, Inc. 1991 Stock Plan. Specifically, Registrant paid a filing fee of $160,682.52 in connection with the registration of 31,591,818 shares under a Registration Statement on Form S-8 filed with the Commission on May 30, 1996 (File No. 333-04775), and paid a filing fee of $165,260 in connection with the registration of 18,683,398 shares under a Registration Statement on Form S-8 filed with the Commission on June 5, 1992 (File No. 33-48395).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 3, 1985, and the description of the Registrant's Preferred Shares Rights Plan and the Series A Junior Participating Preferred Shares issuable thereunder contained in the Registration Statement on Form 8-A dated December 12, 1988, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

2. The Registrant's Annual Report on Form 10-K for the year ended October 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1999, April 30, 1999, and July 31,1999, filed pursuant to
         Section 13 of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the Registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Registrant's 1991 Stock Plan, be legally and validly issued, fully paid and nonassessable. Larry W. Sonsini, a member of such law firm, is a director of the Registrant and owns 6,600 shares of Registrant's Common Stock plus options to purchase an additional 190,000 shares of Registrant's Common Stock.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of a director of the Registrant to the Registrant and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. The Registrant's Bylaws provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Registrant, as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

         In addition, the Registrant has entered into contractual agreements with certain directors and officers of the Registrant designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

NUMBER                                       DOCUMENT

   4.1 Novell, Inc. 1991 Stock Plan, as amended through September 1997 and forms of agreement currently used thereunder.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

   23.1              Consent of Independent Auditors (Ernst & Young LLP).

   23.2              Consent of Counsel (contained in Exhibit 5.1).

   24.1              Power of Attorney (See page II-5).


ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on January 26, 2000.

                                  NOVELL, INC.



                                               By:  /S/ ERIC E. SCHMIDT
                                                    Eric E. Schmidt
                                               Chairman of the Board, President,
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric E. Schmidt and David R. Bradford, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                              DATE

/S/ ERIC E. SCHMIDT                                    Chairman of the Board, President,        January 26, 2000
-------------------------------------------------
Eric E. Schmidt                                        Chief Executive Officer and Director
                                                       (Principal Executive Officer)

/S/ DENNIS R. RANEY                                    Senior Vice President and Chief          January 26, 2000
-------------------------------------------------      Financial Officer (Principal Financial
Dennis R. Raney                                        Officer and Principal Accounting
                                                       Officer)

/S/ JOHN A. YOUNG                                      Vice Chairman of the Board and Director  January 26, 2000
-------------------------------------------------
John A. Young

/S/ ELAINE R. BOND                                     Director                                 January 26, 2000
-------------------------------------------------
Elaine R. Bond

/S/ HANS-WERNER HECTOR                                 Director                                 January 26, 2000
-------------------------------------------------
Hans-Werner Hector

/S/ REED E. HUNDT                                      Director                                 January 26, 2000
-------------------------------------------------
Reed E. Hundt

                                                       Director                                 January   , 2000
William N. Joy

/S/ JACK L. MESSMAN                                    Director                                 January 26, 2000
-------------------------------------------------
Jack L. Messman

/S/ RICHARD L. NOLAN                                   Director                                 January 26, 2000
-------------------------------------------------
Richard L. Nolan

-------------------------------------------------      Director                                 January   , 2000
Larry W. Sonsini


                               INDEX TO EXHIBITS


         Exhibit
         Number                                                    Description

           4.1 Novell, Inc. 1991 Stock Plan, as amended through September 1997 and forms of agreement currently used thereunder.
--------------------------

           5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.
--------------------------

          23.1             Consent of Independent Auditors (Ernst & Young LLP).
--------------------------

          23.3             Consent of Counsel (contained in Exhibit 5.1).
--------------------------

          24.1             Power of Attorney (See page II-5).